Exhibit 99.1

Mudrick Capital Acquisition Corp. Acquires Hycroft Mining Corp. to Create Publicly Traded World-Class Mining Company

NEW YORK and DENVER, June 1, 2020 – Mudrick Capital Acquisition Corporation (NASDAQ: MUDS, MUDSU and MUDSW) ("MUDS"), a publicly traded blank check company, and Hycroft Mining Corporation ("Hycroft"), a US-based, gold and silver producer in Nevada, are pleased to announce the consummation of the purchase of Hycroft by MUDS. The shareholders of each of MUDS and Hycroft approved the transaction, which closed on May 29, 2020, creating a new world-class mining company named Hycroft Mining Holding Corporation (“HYMC” or the “Company”) that will trade publicly on the NASDAQ Capital Market under the ticker symbol HYMC. Hycroft has sold all of the equity interests of Hycroft's subsidiaries and substantially all of its other assets to MUDS, and MUDS has discharged and paid or assumed all or substantially all of Hycroft's liabilities. HYMC has 50.2 million common shares outstanding, as of the consummation of the transaction.

“This is a critical transaction that paves the way for the development of Hycroft into one of the world’s premier gold and silver producers with a long life and in a desirable mining jurisdiction,” noted Randy Buffington, President & CEO. “We now have the pieces we need to build a profitable future for the mine, its employees and the surrounding areas.”

HYMC has in excess of $50.0 million of unrestricted cash on hand post transaction. Cash sources for the transaction included (a) a $110.0 million multi-tranche senior secured credit facility (“Senior Credit Facility”) by Sprott Private Resource Lending II (Collector), LP, of which $70.0 million was drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (CO) Inc., (c) a $25.0 million forward purchase of HYMC’s units and shares by Mudrick Capital Acquisition Holdings LLC, (d) a $75.96 million purchase of HYMC shares by certain stockholders of Hycroft and (e) the net cash of $12.4 million remaining in HYMC’s trust account following stockholder redemptions. HYMC’s post-transaction indebtedness will include amounts drawn from the Senior Credit Facility plus newly issued subordinated notes totaling $80.0 million. All other indebtedness of Hycroft was retired, exchanged for MUDS shares or converted into Hycroft shares. The Hycroft stockholders were distributed shares of HYMC upon the dissolution of Hycroft.

HYMC operates its wholly owned Hycroft Mine, a world-class gold and silver producing operation located 55 miles west of Winnemucca in the prolific Northern Nevada mining jurisdiction. In July 2019, Hycroft completed the Hycroft Technical Report, a third-party feasibility study1 supporting its multi-year developed proprietary2 sulfide oxidation and leach process along with M3 Engineering and incorporating resources modeled by SRK Consulting (Reno, NV). Results of the feasibility study were robust indicating a projected life-of-mine (“LOM”) net present value (“NPV”) of $2.1 billion (at a 5% discount rate), a LOM after-tax internal rate of return (“IRR”) of 147.5%, and a payback period of 2.6 years. The Hycroft Mine was restarted in 2019 to demonstrate this proprietary process on a commercial scale and, to date, has proven successful. Based on the success of initial operations and the robust feasibility study, Hycroft began implementing the long-term mine plan with the start of construction in April 2020 of the first phase of a large leach pad capable of processing the resource base with more than 30 years of mine life. The funds received from this transaction allow HYMC to construct the new leach pad, expand its existing mining fleet (via rental contracts) and increase production rates.

1 A Summary Technical Report showing the results of the Feasibility Study can be found at www.hycroftmining.com.

2 The proprietary sulfide oxidation and heap leach process is the subject of a patent application.

Neal, Gerber & Eisenberg LLP is acting as legal advisor to Hycroft and will act as legal counsel to HYMC. Weil, Gotshal & Manges LLP is acting as legal advisor to MUDS.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

 About Hycroft Mining Holding Corporation

The Company is a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada. The Hycroft mine features one of the largest gold/silver deposits in the world with a low-capital, low-cost process and a 34-year mine life.

Contact:

Steve Jones	Tracey Thom	Jeff Stieber
Executive Vice President	Vice President, Investor Relations	Vice President, Treasurer
& Chief Financial Officer	& Corporate Communication
(303) 524-1947	(303) 524-1948	(303) 335-1043

Cautionary Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein or incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements, and include, but are not limited to the time and cost of construction and operation of existing and new leach pads; the feasibility and efficacy of processing sulfide ores using a pre-oxidation and heap leach process; the effectiveness and control of the oxidation process; the processing and production of gold and silver from the heap leach pads; the availability of personnel and equipment to operate the mine; the future price of gold and silver; the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital; cash flow provided by operating activities before changes in working capital; government regulation of mining operations; environmental risks; unanticipated reclamation expenses; title disputes or claims and limitations on insurance coverage; total cash cost per ounce, total cash cost net of by-product per ounce, all-in sustaining cost per ounce, capital expenditures, corporate general and administration expenses; sustaining and project capital expenditures; the expected working capital requirements; the sufficiency of capital resources and the availability of additional funding as and when required to meet operational and strategic needs; the expected depreciation and depletion rates; changes in mining laws and regulations; the uncertainty in the estimation of mineral resource and mineral reserve estimates; the cost and timing of sustaining capital projects; the uncertainty in geologic, hydrological, metallurgical and geotechnical studies and opinions; infrastructure risks, including access to water and power; the expectation of meeting production targets; the expected timeline for achieving mining rates, oxidation rates and percentage recoveries included in the Hycroft Technical Report; projected net present values and internal rates of return under the Hycroft Technical Report; risks associated with competition; contractor, labor and employment risks; the adverse effects of COVID-19 on our business and dependence on key management personnel and executives . Although the Company has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Further, the financial and other projections are preliminary and subject to change. The Company undertakes no obligation to update or revise these forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, unless required by applicable law. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections may be inaccurate. Therefore, the actual results achieved may vary significantly from the forecasts, and the variations may be material.

Mudrick Completes Acquisition of Hycroft Mining	Page 2

Cautionary Note to U.S. Investors Regarding Reserves and Resources

The Mineral Resource and Mineral Reserve estimates included herein or incorporated by reference herein have been prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants (the “New Mining Rules”) set forth in subpart 1300 of Regulation S-K, as promulgated by the United States Securities and Exchange Commission (“SEC”). These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the New Mining Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the New Mining Rules promulgated by the SEC.

Under SEC standards, mineralization, such are mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination. The term “economically,” as used in the SEC’s Industry Guide 7 definition of reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. As used in this joint proxy statement/prospectus, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined and used in accordance with the New Mining Rules set forth in subpart 1300 of Regulation S-K, even though such terms are not recognized under Industry Guide 7 which the New Mining Rules will replace beginning January 1, 2021 for companies that do not early adopt the New Mining Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC.

You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the New Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Mudrick Completes Acquisition of Hycroft Mining	Page 3